Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Malachite Innovations, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-181048) of Vitality Biopharma, Inc. (now known as Malachite Innovations, Inc.) and the Registration Statement on Form S-8 (No. 333-192398) of Vitality Biopharma, Inc. (now known as Malachite innovations, Inc.) of our report dated March 31, 2023, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ MEADEN & MOORE, LTD.

Cleveland, Ohio

March 31, 2023